Parks & Company, LLC
Certified Public Accountants & Consultants
1761 W. Hillsboro Boulevard, Suite 326
Deerfield Beach, FL 33442
www.parkscpas.com
Phone (954) 719-7569
Fax (954) 719-3704

December 14, 2011

Therapeuctics MD, Inc.
951 Broken Sound Parkway NW, Suite 320
Boca Raton, FL 33487

Dear Dan:

This is to confirm that the client-auditor relationship between Therapeutics MD, Inc. (Commission File No. 000-16731) and Parks & Company, LLC has ceased.

Sincerely,

Parks & Company, LLC

PARKS & COMPANY, LLC
Certified Public Accountants

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549